UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ALLSPRING FUNDS TRUST
(Exact Name of Registrant as Specified in Charter)

Delaware
(State of incorporation or organization)

1415 Vantage Park Drive, 3rd Floor
Charlotte, North Carolina 28203
(Address of Principal Executive Offices)

See Below
(IRS Employer identification No.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
Allspring High Yield Municipal Bond Fund - ETF Class	The Nasdaq Stock Market LLC	46-1375907
Allspring Short-Term High Income Fund - ETF Class	The Nasdaq Stock Market LLC	39-1894363
Allspring Strategic Municipal Bond Fund - ETF Class	The Nasdaq Stock Market LLC	85-0296019

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [ x ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-74295 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of each of Allspring High Yield Municipal Bond Fund - ETF Class, Allspring Short-Term High Income Fund - ETF Class, Allspring Strategic Municipal Bond Fund - ETF Class, each a series of Allspring Funds Trust (the “Trust”) is set forth in Post-Effective Amendment No. 883 to the Registrant’s Registration Statement on Form N-1A (“Registration Statement”) (Commission File Nos. 333-74295; 811-09253), as filed with the Securities and Exchange Commission (“SEC”) on October 14, 2026, which description is incorporated herein by reference. Any amendment or form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the Shares is hereby also incorporated by reference herein.

Item 2. Exhibits.

1. The Trust’s Amended and Restated Declaration of Trust dated September 16, 2026, as filed with the Securities and Exchange Commission on October 13, 2026.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 19th day of October, 2026.

ALLSPRING FUNDS TRUST

By /s/Matt Prasse
Matt Prasse
Secretary